EXHIBIT 10.2


                 MARKETING, MANAGEMENT AND CONSULTING SERVICES
                                   AGREEMENT

     MARKETING, MANAGEMENT AND CONSULTING SERVICES AGREEMENT, dated February 3, 1995, between Israel Tech Acquisition Corp., a Delaware corporation with offices at 101 E. 52ND ST., NY, NY 10022 ("ITAC"), and Rada Electronic Industries Ltd., an Israeli corporation with offices at Medinat Hayehudim 12, P.O.B. 2059, Herzlia, Israel ("Rada").

                                    RECITALS

     A. Concurrently herewith, ITAC is entering into an agreement in principle ("Agreement in Principle") which contemplates the preparation, delivery and execution of a definitive purchase agreement with Rada and/or one more of Rada's affiliated entities (the "Purchase Agreement") pursuant to which ITAC would acquire the business of Kellstrom Industries, Inc. ("Kellstrom"), an indirect subsidiary of Rada which is engaged in the trade of jet engines and jet engine parts.

     B. One of ITAC's business objectives is to establish operations in Israel which would be compatible with, and complementary to, Kellstrom's business.

     C. Towards that end, ITAC intends to explore the possibility of establishing, among others, jet engine refurbishing facilities in Israel, desires to market Kellstrom's services as a broader based business, and has requested that Rada use its best efforts to assist ITAC and Kellstrom with respect to such contemplated Israeli operations and marketing efforts.

     D. Rada is in need of, and desires to retain ITAC to provide it with, certain management and consulting services, and ITAC is prepared to provide Rada with such services, as more particularly described herein.

     The parties agree as follows:

          1. MARKETING ASSISTANCE TO BE PROVIDED BY RADA. From time to time as shall be requested by the Board of Directors of ITAC or by its Chief Executive Officer, Rada shall provide ITAC and Kellstrom with advice and assitance in marketing Kellstrom's services in the United States, Israel and other countries. Compensation payable to Rada for such marketing advice and assistance, and the payment terms thereof, shall be agreed to by the parties on an AD HOC basis at the time of each such request for services.

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          2.   MANAGEMENT AND CONSULTING SERVICES TO BE PROVIDED BY ITAC.

               (a) From time to time as shall be requested by the Board of Directors of Rada, ITAC shall provide Rada with management and consulting services on matters relating to strategic and financial planning.

               (b) In connection with the foregoing, ITAC shall use its best efforts to make available to Rada the personal services of Joram Rosenfeld, Yoav Stern and Zivi Nedivi, on a part time basis and on an "as available" basis. The parties acknowledge and agree that ITAC shall be in compliance with the foregoing if the services of any one of such individuals are made available to Rada by ITAC for such purposes.

               (c) In consideration for ITAC making its personnel available to Rada pursuant to this Agreement, Rada shall pay ITAC an annual fee (the "Management Fee") of Two Hundred Thousand Dollars ($200,000). Such Management Fee shall be payable as follows:

                    (i) Ten Thousand Dollars ($10,000), to be credited to the initial Management Fee, shall be paid by Rada to ITAC upon the execution of this Agreement.

                   (ii) One Hundred Ninety Thousand Dollars ($190,000), representing the balance of the initial Management Fee, shall be paid by Rada to ITAC upon the closing of the transactions contemplated by the Purchase Agreement.

                  (iii) Each subsequent Management Fee shall be paid in full by Rada to ITAC in advance on each anniversary of this Agreement.

          3.   TERM.

               (a) The term of this Agreement shall commence on the date hereof and expire at the close of business on February ____, 2000.

               (b) Notwithstanding the foregoing, if the transactions contemplated by the Agreement in Principle and, if executed, the Purchase Agreement, shall not close, this Agreement shall terminate as of the effective date of the termination of the Agreement in Principle or the Purchase Agreement, as the case may be and the portion of the initial Management Fee theretofore paid to ITAC shall be refunded by ITAC to Rada.

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          4.   DESIGNATION OF RADA DIRECTOR NOMINEES. For so long as this
Agreement is in effect, ITAC shall have the right to designate for nomination by Rada's Board of Directors, for election by Rada's shareholders, two (2) members of the Board of Directors of Rada. The initial designees of ITAC on Rada's Board of Directors (the "Initial Designees") shall be Joram Rosenfeld and Yoav Stern. Should either Initial Designee resign from such position, ITAC shall thereafter have the right to so designate only one (1) director for election to Rada's Board of Directors, which designee shall be selected by ITAC in its sole discretion, and Rada shall not unreasonably withhold its consent to the selection of said nominee. Any director(s) so nominated by ITAC to the Board of Directors of Rada who are elected to so service shall be entitled to the same benefits as any other director of Rada who is not a "public shareholder representative" (as defined under Israeli law).

          5. VOTING OF RADA SHARES. For so long as this Agreement is in effect, ITAC shall vote any shares of Rada capital stock then hold by ITAC in support of any Rada shareholder action recommended by the Board of Directors of Rada.

          6. RELATIONSHIP OF PARTIES. ITAC and Rada acknowledge and agree that each party is an independent contractor and not a joint venturer with, or partner of, the other and that the relationship between the parties is not intended to be that of joint venture or partnership.

          7. NON-DISCLOSURE. Neither party shall disclose or furnish to any other person, firm or corporation, except to the extent required by law or by order of any court or govermental agency, (a) any information relating to any confidential process, technique or procedure used by the other party which is not a matter of public record or generally known by competing entities; or (b) any information relating to the operations or financial status of the other party, including, without limitation, all financial data and sources of financing, which is not specifically a matter of public record; or (c) any information of a confidential nature obtained as a result of any prior, present of future relationship with the other party, which is not specifically a matter of public record and not generally known by competing entities; or (d) any trade secrets of the other party.

               In the event that either party shall breach any of the provisions of this Section 7, or in the event that any such breach is threatened by either party, in addition to and without limiting or waiving any other remedies available to the other party at law or in equity, the other party shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain any such breach or threatened breach and to enforce the provisions of this

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Section 7. Each party acknowledges and agrees that there is no adequate remedy at law for any such breach or threatened breach and, in the event that any proceeeding is brought seeking injunctive relief, such party shall not use as a defense thereto that there is an adequate remedy at law.

          8. ASSIGNMENT. The rights and obligations of either party under this Agreement may not be assigned without the prior written consent of the other party.

          9. BINDING EFFECT. This Agreement shall extend to and be binding upon the parties and shall inure to the benefit of their respective successors and permitted assigns.

         10. NOTICES. Any notice required or permitted to be given under this Agreement to either party shall be sufficient if in writing and if sent by telecopier or by registered or certified mail, postage prepaid, return receipt requested, to the address of such party hereinabove set forth, or to such other address as such party may hereafter designate by a notice given to the other party in the manner provided in this Section.

         11. WAIVER. A waiver by a party hereto of a breach of any term, covenant or condition of this Agreement by the other party hereto shall not operate or be construed as a waiver of any other or subsequent breach by such party of the same or any other term, covenant or condition hereof.

         12. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and no waiver, modification, change or amendment of any of its provisions shall be valid unless in writing and signed by the party against whom such claimed waiver, modification, change or amendment is sought to be enforced.

         13. AUTHORITY. Each party represents and warrants to the other party that it has the power, authority and right to enter into this Agreement and to carry out and perform the terms, covenants and conditions hereof.

         14. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York without giving effect to principles relating to conflicts of law.

         15. SEVERABILITY. In the event that any of the provisions of this Agreement, or any portion thereof, shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions hereof shall not be affected or impaired but shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        ISRAEL TECH ACQUISITION CORP.


                                        By: /s/ J. ROSENFELD
                                            ------------------------------

                                        Name: Joram D. Rosenfeld
                                              ----------------------------

                                        Title: CO-CHIEF EXECUTIVE OFFICER
                                               ---------------------------


                                        RADA ELECTRONIC INDUSTRIES LTD.


                                        By: /s/  HAIM NISSENSON
                                            ------------------------------

                                        Name: Haim Nissenson
                                              ----------------------------

                                        Title: Chairman
                                               ---------------------------

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